UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 12, 2014

Landmark Infrastructure Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-36735	61-1742322
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

2141 Rosecrans Avenue, Suite 2100

El Segundo, CA 90245
(Address of principal executive office) (Zip Code)

(310) 598-3173
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Subordinated Unit Subscription Agreement

On November 12, 2014, Landmark Infrastructure Partners LP (the “Partnership”) entered into a Subordinated Unit Subscription Agreement (the “Subscription Agreement”) with Landmark Dividend LLC (“Landmark”), providing for the private placement of 2,066,995 subordinated units representing limited partner interests in the Partners (“Subordinated Units”) at a price per unit equal to the public offering price of Common Units in the Offering (as defined and described in Item 8.01 of this Current Report on Form 8-K).

The Subscription Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities

The description in Item 1.01 above of the issuance of equity interests by the Partnership on November 12, 2014 to Landmark, in connection with the consummation of the transactions contemplated by the Subscription Agreement, is incorporated in this Item 3.02 by reference. The foregoing transactions were undertaken in reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) thereof. The Partnership believes that exemptions other than the foregoing exemption may exist for these transactions.

Each of the Subordinated Units granted under the Subscription Agreement will convert into one Common Unit at the end of the subordination period, which could occur as soon as December 31, 2015, if certain tests are met. The description of the subordination period contained in the section entitled “Provisions of our Partnership Agreement Relating to Cash Distributions—Subordinated Units and Subordination Period” of the Prospectus is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

New Directors

Effective November 13, 2014, Ronald W. Readmond and Thomas Carey White III became members of the Board of Directors of the Partnership’s General Partner (the “Board”). Mr. Readmond serves as a member of the Board’s Audit Committee. Mr. White serves as the chair of the Board’s Audit Committee. There are no arrangements or understandings between Messrs. Readmond and White and any other person pursuant to which Messrs. Readmond and White were appointed to the Board. Messrs. Readmond and White have no direct or indirect material interest in any transaction or series of similar transactions contemplated by Item 404(a) of Regulation S-K.

Messrs. Readmond and White will each be compensated in accordance with the Landmark Infrastructure Partners GP LLC Non-Employee Director Compensation Plan.

Further, Messrs. Readmond and White will each be indemnified for his actions associated with being a director to the fullest extent permitted under Delaware law and will be reimbursed for all expenses incurred in attending to their duties as directors.

Item 8.01 Other Events.

Underwriting Agreement

On November 13, 2014, the Partnership entered into an underwriting agreement (the “Underwriting Agreement”), by and among the Partnership, Landmark Infrastructure Partners GP LLC (the “General Partner”), Landmark, Landmark Dividend Growth Fund-A LLC (“Fund A”), Landmark Dividend Growth Fund-D LLC (“Fund D” and, together with Fund A, the “Contributing Funds”), Landmark Infrastructure Asset OpCo LLC (“OPCO”) and Landmark Infrastructure Operating Company LLC (the “Operating Company”, and, together with the Partnership, the General Partner, Landmark, OPCO and the Contributing Funds, the “Landmark Entities”) and Robert W. Baird & Co. Incorporated and Raymond James & Associates Inc., as representatives of the several underwriters named therein (the “Underwriters”), providing for the offer and sale by the Partnership (the “Offering”), and purchase by the Underwriters, of 2,650,000 common units representing limited partner interests in the Partnership (“Common Units”) at a price to the public of $19.00 per Common Unit (or $17.8125 per Common Unit to the Partnership, net of underwriting discounts).  Pursuant to the Underwriting Agreement, the Partnership also granted the Underwriters an option for a period of 30 days to purchase up to an additional 397,500 Common Units, if any, on the same terms.

The material terms of the Offering are described in the prospectus, dated November 13, 2014 (the “Prospectus”), filed by the Partnership with the United States Securities and Exchange Commission (the “Commission”) on October 17, 2014 pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended (the “Securities Act”).  The Offering is registered with the Commission pursuant to a Registration Statement on Form S-11, as amended (File No. 333-199221), initially filed by the Partnership on October 8, 2014.

The Underwriting Agreement contains customary representations, warranties and agreements of the Landmark Entities, and customary conditions to closing, obligations of the parties and termination provisions.  The Landmark Entities have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Offering is expected to close on November 19, 2014.  The Partnership will receive gross proceeds (before deducting underwriting discounts, commissions, and structuring fees and before paying offering expenses) from the Offering of approximately $50.4 million.  As described in the Prospectus, the Partnership will use the net proceeds of the sale of the Common Units, together with the approximately $39.3 million of proceeds from the sale of 2,066,995 Subordinated Units to Landmark, to:

•                  repay approximately $19.0 million of indebtedness under the Partnership’s new secured revolving credit facility;

•                  make a cash distribution to the Contributing Funds of approximately $59.0 million;

•                  pay approximately $8.5 million in underwriting discounts and commissions, structuring fees, and other offering expenses; and

•                  pay fees and expenses in connection with its new revolving credit agreement and term loan.

As more fully described under the caption “Underwriting” in the Prospectus, certain of the Underwriters have in the past provided and may from time to time in the future provide commercial banking, investment banking and financial advisory services in the ordinary course of their business for the Landmark Entities and their respective affiliates for which they have received and in the future will be entitled to receive, customary fees and reimbursement of expenses.  Specifically, an affiliate of Raymond James & Associates, Inc. is a lender under the Partnership’s new revolving credit facility and, in that respect, may receive a portion of the net proceeds from the Offering.

The Underwriting Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
1.1	Underwriting Agreement, dated November 13, 2014, among the Partnership, the General Partner, Landmark, the Operating Company, Fund A, Fund D and the Underwriters named therein.
10.1	Subordinated Unit Subscription Agreement, dated November 12, 2014, between the Partnership and Landmark.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Landmark Infrastructure Partners LP

	By:	Landmark Infrastructure Partners GP LLC,
its general partner

Dated: November 18, 2014	By:	/s/ Arthur P. Brazy, Jr.
		Name:	Arthur P. Brazy, Jr.
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement, dated November 13, 2014, among the Partnership, the General Partner, Landmark, the Operating Company, Fund A, Fund D and the Underwriters named therein.
10.1	Subordinated Unit Subscription Agreement, dated November 12, 2014, between the Partnership and Landmark.